UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2012, Grandparents Health Plans, LLC (“GHP”), a majority-owned subsidiary of Grandparents.com, Inc. (the “Company”), and Humana MarketPOINT, Inc. (“Humana”) entered into a Marketing and Distribution Agreement (the “Marketing Agreement”), effective as of September 1, 2012 (the “Effective Date”), pursuant to which Humana granted to GHP the right to offer and sell certain Medicare supplement, major medical, short term medical, term life, dental and vision insurance products as well as financial protection products (collectively, the “Products”) in any area in which Humana is authorized under applicable law to sell and GHP is licensed under applicable law and appointed by Humana to sell the Products (the “Service Area”).

Pursuant to the Marketing Agreement, GHP will receive certain commissions from Humana on sales of the Products in the Service Area. In addition, Humana will pay GHP administrative fees and/or overrides as consideration for certain administrative services performed by GHP. The Marketing Agreement also provides that Humana is responsible for all service requirements and administration regarding issued Products, including, but not limited to, claims processing, policy issuance, policy changes, pricing, and sales made through Humana’s call center and websites. The term of the Marketing Agreement is three (3) years from the Effective Date.

The Marketing Agreement contains customary confidentiality obligations of GHP in favor of Humana relating to the use of information obtained by GHP regarding the business of Humana and its affiliates. In addition, in accordance with the applicable requirements of the Privacy and Security Rules under the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations promulgated thereunder (“HIPAA”), GHP is required to protect the privacy and security of any protected health information (as defined in HIPAA) created or received by GHP from or on behalf of Humana. Furthermore, GHP is required to comply with Humana’s information technology security requirements.

The Marketing Agreement also contains customary representations and warranties of GHP and Humana as well as mutual indemnification obligations relating to (i) the breach of any representation, warranty, or agreement contained in the Marketing Agreement, (ii) willful misconduct or negligence in the performance (or non-performance) of the Marketing Agreement, (iii) violations of applicable federal or state insurance laws or regulations, or (iv) an actual or alleged direct or indirect omission or commission that causes an indemnified party to violate any applicable law. In addition, the Marketing Agreement contains customary termination rights, including the right of either party to terminate the Marketing Agreement upon thirty (30) calendar days’ written notice in the event of an uncured “material breach” (as defined in the Marketing Agreement) or upon ninety (90) calendar days’ written notice without cause.

The foregoing description of the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the Marketing Agreement which the Company will file as an exhibit to its Form 10-Q for the quarter ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer